As filed with the U.S. Securities and Exchange Commission on December 12, 2025

Registration No. 333-[  ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Meiwu Technology Company Limited

(Exact name of registrant as specified in its charter)

British Virgin Islands	5961	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Translation of Registrant’s Name into English)	(I.R.S. Employer Identification No.)

Unit 304-3, No. 19, Wanghai Road, Siming District

Xiamen, Fujian, People’s Republic of China, 361000

Telephone: +86-755-85250400

(Address and telephone number of principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

302-738-6680

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joan Wu, Esq.

Hunter Taubman Fisher & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

Tel: (212) 530-2208

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 12, 2025

PROSPECTUS

Meiwu Technology Company Limited

$200,000,000

Ordinary Shares, Preferred Shares, Debt Securities

Warrants, Rights and Units

Meiwu Technology Company Limited (“we,” “our,” “us,” “Meiwu,” or “Company”) may, from time to time in one or more offerings, offer and sell up to $200,000,000 of ordinary shares, no par value (the “Ordinary Shares”), preferred shares (once created), debt securities, warrants, units and rights to purchase Ordinary Shares, preferred shares (once created), debt securities, or warrants or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “WNW.” On December 11, 2025, the last reported sale price of our Ordinary Shares on the Nasdaq Capital Market was $1.52 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value more than one-third of the aggregate market value of our voting and non-voting Ordinary Shares in any 12-month period so long as the aggregate market value of our issued and outstanding voting and non-voting Ordinary Shares held by non-affiliates remains below US$75,000,000. The aggregate market value of our issued and outstanding Ordinary Shares, no par value, held by non-affiliates, or public float, as of December 12, 2025, was approximately US$4.05 million, which was calculated based on 2,143,353 Ordinary Shares held by non-affiliates. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 12 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

Overview

We are an offshore holding company incorporated in the British Virgin Islands and not a Chinese operating company. As a holding company with no material operations, we currently conduct our business through our subsidiaries in China. Investors of our Ordinary Shares are not acquiring equity interest in any operating company but instead are acquiring interest in a British Virgin Islands holding company. This holding company structure involves unique risks to investors. As a holding company, we may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of our subsidiaries to pay dividends or make distributions to us may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, PRC regulatory authorities could disallow this holding company structure and limit or hinder our ability to conduct our business through, receive dividends or distributions from, or transfer funds to, the operating companies or list on a U.S. or other foreign exchange, which could cause the value of our securities to significantly decline or become worthless.

As of the date of this prospectus, we do not have any variable interest entity (“VIE”) in our corporate structure. Prior to December 24, 2024, we conducted our business in China by (i) the former VIE, Meiwu Shenzhen, and (ii) the former VIE’s subsidiaries, Jiayuan Liquor, Wunong Shaanxi, Heme Shenzhen, Wude Shanghai and Meiwu Catering. Neither we nor our subsidiaries owned any equity interests in the VIE. WFOE, the VIE and the shareholders of the VIE entered into a series of contractual arrangements, also known as the “VIE Agreements”, pursuant to which we are able to consolidate the financial results of the VIE in our consolidated financial statements because we are deemed as the primary beneficial of the VIE under generally accepted accounting principles in the U.S. (“U.S. GAAP”) ..

On December 10, 2024, we effected a restructuring and terminated the VIE corporate structure. The termination was due to the continued loss incurred by the business and operations of the VIE and its subsidiaries, and in connection with our business transition to focus on the functional skincare business. Following the restructuring in December 2024, the contractual arrangement of the VIE structure was terminated and currently we do not have any VIE in China.

Risks Related to Doing Business in China

We face various legal and operational risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, the PRC government has issued statements and regulatory actions relating to areas such as regulatory approvals on overseas offerings and listings by, and foreign investment in, China-based issuers, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. It remains uncertain how PRC government authorities will regulate overseas listings and offerings in general and whether we can fully comply with applicable regulatory requirements, including completing filings with the China Securities Regulatory Commission, or the CSRC, and whether we are required to complete other filings or obtain any specific regulatory approvals from the CSRC, the Cyberspace Administration of China, or the CAC, or any other PRC government authorities for our overseas offerings and listings, as applicable. In addition, if future regulatory developments mandate clearance of cybersecurity review or other specific actions to be completed by China-based companies listed on foreign stock exchanges, such as us, we face uncertainties as to whether such clearance can be timely obtained, or at all. These risks may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a stock exchange in the United States or any other foreign country. These risks could result in a material adverse change in our operations and the value of our Ordinary Shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks relating to doing business in China, see “Item 3. Key Information- D. Risk Factors – Risks Related to Doing Business in China” in our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on May 14, 2025 incorporated herein by reference (the “Annual Report”).

The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature, such as data security or anti-monopoly related regulations, may cause the value of such securities to significantly decline. For more details, see “Item 3. Key Information-D. Risk Factors-Risks Related to Doing Business in China – Any actions by Chinese government, including any decision to intervene or influence our operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to our operation, may limit or completely hinder our ability to continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless” in our Annual Report.

Risks and uncertainties regarding the interpretation and enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our Class A Ordinary Shares. For more details, see “Item 3. Key Information-D. Risk Factors-Risks Related to Doing Business in China – Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us” in our Annual Report.

The Holding Foreign Companies Accountable Act

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, as amended by the Consolidated Appropriations Act, 2023, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board (“PCAOB”) for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. As of the date of this prospectus, the PCAOB has not issued any new determination that it is unable to inspect or investigate completely registered public accounting firms headquartered in any jurisdiction. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA after we file our Annual Report. Each year, the PCAOB will determine whether it can inspect and investigate completely registered public accounting firms in mainland China and Hong Kong, among other jurisdictions. Our auditor, Enrome LLP, is headquartered in Singapore (“Enrome”) and subject to inspect by the PCAOB. Enrome is not subject to the determinations announced by the PCAOB on December 16, 2021. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely registered public accounting firms in mainland China and Hong Kong and we use a registered public accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Item 3. Key Information-D. Risk Factors – Risks Related to Doing Business in China – Our securities may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in mainland China and Hong Kong. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our Annual Report.

Permission Required from the PRC Authorities for Our Operations and this Offering

We conduct our operations in China through our PRC subsidiaries. Each of our mainland China subsidiaries is required to obtain, and has obtained, a business license issued by PRC authorities such as the State Administration for Market Regulation and its local counterparts. Our mainland China subsidiaries are also required to obtain, and have obtained, additional operating licenses and permits in connection with their operations, including but not limited to the compulsory product certifications for certain of our products. None of our mainland China subsidiaries has been subject to any penalties or other disciplinary actions from any authority in mainland China for the failure to obtain or insufficiency of any approvals or permits in connection with the conduct of its business operations as of the date of this annual report.

The PRC government has sought to exert more control and impose more restrictions on China-based issuers raising capital overseas and such efforts may continue or intensify in the future. On July 6, 2021, the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, which emphasized the need to strengthen the supervision over overseas listings by mainland China-based companies, was enacted. Effective measures, such as promoting the establishment of regulatory frameworks, are to be taken to deal with the risks and incidents of mainland China-based overseas-listed companies, cybersecurity and data privacy protection requirements, and similar matters. The revised Measures for Cybersecurity Review issued by the CAC, and several other administrations on December 28, 2021 (which took effect on February 15, 2022) require that, both critical information infrastructure operators purchasing network products or services that affect or may affect national security and “online platform operators” carrying out data processing activities that affect or may affect national security should be subject to the cybersecurity review. As of the date of this annual report, (i) we have not been informed that we are a critical information infrastructure operator or a data processor conducting data processing activities that affect or may affect national security by any government authority, although it is uncertain whether we would in fact be categorized as such under the PRC law; and (ii) we have not been involved in any investigations or cybersecurity review by the CAC and we have not received any official inquiry, notice, warning, or sanctions in this respect.

On February 17, 2023, the CSRC released several regulations regarding the filing requirements for overseas offerings and listings by mainland China-based issuers, including the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines, or collectively the Overseas Listing Filing Rules, which took effect on March 31, 2023. According to the Overseas Listing Filing Rules, for an issuer which is already listed, it should make filing within three working days after the completion of any of the following events: (i) it issues additional securities in the same overseas market, (ii) it conducts a listing in any other overseas market. Failure to comply with the filing requirements may result in the company being ordered to make corrections, issued a warning, and imposed a fines. On February 17, 2023, the CSRC issued the Notice on Administrative Arrangements for the Filing of Domestic Enterprise’s Overseas Offering and Listing, which stipulates that mainland China-based issuers like us that have completed overseas listings prior to March 31, 2023 are not required to file with CSRC immediately, but must carry out filing procedures as required if we conduct refinancing or if other circumstances arise, which will require us to make a filing with the CSRC.

Based on the opinion of Beijing Dacheng Law Offices, LLP (Fuzhou) (“Dacheng”), our legal counsel as to the law of mainland China, according to its interpretation of the laws and regulations of mainland China currently in effect, we believe that, since the operating entities accounted for more than 50% of our consolidated revenues, profit, total assets or net assets for the fiscal years ended December 31, 2024 and 2025, and the key components of our operations are carried out in China, an offering pursuant to any accompanying prospectus supplement is considered an indirect offering by China-based companies, and we are, therefore, subject to the Overseas Listing Filing Rules for filing procedures with the CSRC in connection with the offering pursuant to any accompanying prospectus supplement and are required to file with the CSRC within three working days after the completion of an offering pursuant to any accompanying prospectus supplement. We will submit our filing application to the CSRC within three working days after the completion of the offering pursuant to any accompanying prospectus supplement.  For more detailed information, see “Item 3. Key Information-D. Risk Factors - Risks Related to Doing Business in China - Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.” in our Annual Report. Any failure to obtain or delay in obtaining the required approvals or completing the required procedures could subject us to penalties imposed by the CSRC, the CAC, or other PRC regulatory authorities, which could include being ordered to make corrections, being issued a warning, facing fines, experiencing delays of or restrictions on the repatriation of the proceeds from our overseas offerings into China, or other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects.

If (i) we do not receive or maintain any permits or approvals required of us, (ii) we inadvertently concluded that certain permits or approvals have been acquired or are not required, or (iii) applicable laws, regulations, or interpretations thereof change and we become subject to the requirement of additional permits or approvals in the future, we may have to expend significant time and costs to procure them. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected. For more detailed information, see “Item 3. Key Information – D. Risk Factors – Risks Related to Doing Business in China - Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us” in our Annual Report.

Cash Transfers and Dividend Distribution

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to re-invest in and finance the expansion of our business, and we do not anticipate that any cash dividends will be paid or any assets will be transferred in the foreseeable future. Cash can be transferred from the Company to our subsidiaries through capital contributions, loans, and inter-company advances. In addition, cash may be transferred among our subsidiaries, through capital contributions, loans and settlement of transactions. Our management is directly supervising cash management. Our finance department is responsible for establishing the cash management policies and procedures among our departments and the operating entities. Each department or operating entity initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to designated management members of our Company, based on the amount and the use of cash requested. The designated management member examines and approves the allocation of cash based on the sources of cash and the priorities of the needs, and submit it to the cashier specialists of our finance department for a second review. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred nor a written policy that addresses how we will handle any limitations on cash transfers due to PRC law.

Pursuant to the BVI Business Companies Act, Revised Edition 2020 (as amended from time to time) (the “BVI Act”), and our current effective amended and restated memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think appropriate, if they are satisfied, on reasonable grounds, that immediately following the dividend payment, the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further British Virgin Islands statutory restriction on the amount of funds which may be distributed by us by dividends. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries.

Current PRC regulations permit the PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, the PRC subsidiaries are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of Renminbi (“RMB”) into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operating subsidiaries in China, we may be unable to pay dividends on our Ordinary Shares.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. For more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Ordinary Shares—We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Ordinary Shares less attractive to investors” and “We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company” ” in our Annual Report.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 12, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Ordinary Shares, preferred shares (once created), warrants, units and rights to purchase Ordinary Shares, preferred shares (once created), warrants, or, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $200,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

ii

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Antai” refers to Antai Medical Limited, a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of Yuanxing BVI;

●	“BVI” refers to the British Virgin Islands;

●	“Baode” refers to Baode Supply Chain (Shenzhen) Co., Ltd, a limited liability company organized under the laws of China and a majority-owned subsidiary of Meiwu Shenzhen before December 28, 2021;

●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan for the purposes of this prospectus only;

●	“Code Beating” refers to Code Beating (Xiamen) Technology Company Limited, a company organized under the laws of the PRC and a wholly owned subsidiary of Delimond;

●	“Commission” or the “SEC” refers to the U.S. Securities and Exchange Commission;

●	“Delimond” refers to Delimond Limited, a limited liability company organized under the laws of Hong Kong and a wholly owned subsidiary of Mahao BVI;

●	“Heme Shenzhen” refers to Heme Brand Chain Management (Shenzhen) Co., Ltd., a limited liability company organized under the laws of PRC and a 51% owned subsidiary of Meiwu Shenzhen;

●	“Mahao BVI” refers to Mahaotiaodong Information Technology Company Limited, a British Virgin Islands business company and a wholly owned subsidiary of Meiwu;

●	“Meiwu Catering” is to Meiwu Catering Chain Management (Shenzhen) Co., Ltd, a limited liability company organized under the laws of China and a wholly owned subsidiary of Meiwu Shenzhen;

●	“Memorandum and Articles of Association” refers to our current amended and restated memorandum and articles of association (as may be amended and restated from time to time);

●	“PRC operating entities” refer to PRC subsidiaries, Meiwu Shenzhen and its subsidiaries;

●	“PRC subsidiaries” refer to Code Beating, Guo Gang Tong, Yundian, and Yuanxing;

●	“Vande” refers to Shenzhen Vande Technology Co., Limited, a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of Meiwu;

●	“variable interest entity” or “VIE” is to our variable interest entity, Wunong Technology (Shenzhen) Co., Ltd.

●	“we,” “us,” “our company,” “our,” “the Company” and “Meiwu” is to Meiwu Technology Company Limited, a British Virgin Islands company;

●	“WFOE” or “Guo Gang Tong” refers to Guo Gangtong Trade (Shenzhen) Co., Ltd, a limited liability company organized under the laws of China, which is wholly-owned by Shenzhen Vande Technology Co., Limited;

●	“Wude Shanghai” is to Wude Agricultural Technology (Shanghai) Co., Ltd, a limited liability company organized under the laws of China and a majority-owned subsidiary of Meiwu Shenzhen and

●	“Meiwu Shenzhen” refers to Meiwu Zhishi Technology (Shenzhen) Co,. Ltd, formerly known as Wunong Technology (Shenzhen) Co., Ltd, a limited liability company organized under the laws of China and a variable interest entity (“VIE”) contractually controlled by WFOE;

●	“Website” is to our e-commence website for the offering of the food products at www.wnw108.com.

●	“Yuanxing” refers to Hunan Yuanxing Chanrong Technology Co., Ltd., a company organized under the laws of the PRC and a wholly owned subsidiary of Antai;

●	“Yuanxing BVI” refers to Xinfuxin International Holdings Limited, a British Virgin Islands business company and a wholly owned subsidiary of Meiwu;

●	“Yundian” refers to Dalian Yundian Zhiteng Technology Company Limited, a limited liability company organized under the laws of China and a wholly owned subsidiary of Yun Tent;

●	“Yundian BVI” refers to Magnum International Holdings Limited, a British Virgin Islands business company and a wholly owned subsidiary of Meiwu; and

●

“Yun Tent” refers to Yun Tent Technology Company Limited, a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of Yundian BVI;

All references to “RMB” or “Chinese Yuan” is to the legal currency of China;

All references to “U.S. dollars,” “dollars,” “USD” or “$” are to the legal currency of the United States.

Our business is conducted by our subsidiaries in PRC, using RMB, the currency of China. Our consolidated financial statements are presented in United States dollars. In this annual report, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

iii

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would,” variations therefrom and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

iv

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

Corporate Structure

We are an offshore holding company incorporated in the British Virgin Islands and not a Chinese operating company. As a holding company with no material operations, we currently conduct our business through our subsidiaries in China. Investors of our Ordinary Shares are not acquiring equity interest in any operating company but instead are acquiring interest in a British Virgin Islands holding company. This is an offering of securities of the offshore holding company in the British Virgin Islands, instead of securities of the operating entity in China. Therefore, you will not directly hold any equity interests in the operating entity.

The following diagram illustrates our corporate structure as of the date of this prospectus. For more details on our corporate history, please refer to “Corporate History and Structure.”

Meiwu Technology Company Limited
(British Virgin Island)
"Meiwu"
100%
100%
Shenzhen Vande Technology Co., Ltd.
(Hong Kong)
"Vande"
100%
Mahaotiaodong Information Technology Company
(British Virgin Island)
"Mahao BVI"
100%
Guogangtong Trading (Shenzhen) co..Ltd
"(PRC)"
Guogangtong"
100%
Xiamen Chunshang Health Technology Co., Ltd.
(PRC)
"Xiamen Chunshang"
100%
Delimond Limited
(Hong Kong)
"Delimond"
100%
Guangzhou Tianhe District Chunran Health Consulting Co., Ltd.
(PRC)
"Guangzhou Chunran"
100%
Code Beating (Xiamen) Technology Co., Ltd.
(PRC)
"Code Beating"

1

In addition, our Ordinary Shares may be prohibited from trading on a national exchange under the HFCA Act, as amended by the Accelerating Holding Foreign Companies Accountable Act, if the PCAOB is unable to inspect our auditors for two consecutive years. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions. As an auditor of companies that are registered with the SEC and publicly traded in the U.S. and a firm registered with the PCAOB, our auditor, Enrome LLP, is required under the laws of the U.S. to undergo regular inspections by the PCAOB to assess their compliance with the laws of the U.S. and professional standards. Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections and PCAOB is able to inspect our auditor. If trading in our Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Ordinary Shares and trading in our Ordinary Shares could be prohibited. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed the Protocol, governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, President Biden signed into law the Accelerating Holding Foreign Companies Accountable Act as a part of the Consolidated Appropriations Act, amending the HFCA Act and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act, if needed.

See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The recent joint statement by the SEC, proposed rule changes by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offerings, business operations, share price and reputation” in our Annual Report.

2

Overview

We operate our business in China under a legal regime consisting of the National People’s Congress, which is the country’s highest legislative body, the State Council, which is the highest authority of the executive branch of the PRC central government, and several ministries and agencies under its authority, including the Ministry of Industry and Information Technology, State Administration for Industry and Commerce (“SAIC”), the State Administration for Market Regulation and their respective local offices.

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China.

Business Overview

We are British Virgin Islands company incorporated on December 4, 2018 under the name “Advancement International Limited”. On August 19, 2019 we changed our name from “Advancement International Limited” to “Wunong Net Technology Company Limited” and on October 6, 2021 we further changed our name from “Wunong Net Technology Company Limited” to our current name, “Meiwu Technology Company Limited”. We do not have material operations and we conduct our business in China through our subsidiaries.

Functional Skincare Business

In the last quarter of 2024, the management decided to implement a strategic transition in the Company’s business to expand into the sales of functional skincare products and launched this functional skincare business. For the six months ending June 30, 2025, the functional skincare business accounted for 95% of our total revenue. For the year ended December 31, 2024, the functional skincare business accounted for 38% of our total revenue.

Products and Services

We aim to build a comprehensive online ecosystem with stable supply chain for our functional skincare products to be launched around the last quarter of 2025. This will include upstream product research and development of skincare products, midstream distributor support and training, and downstream franchisee partnerships for functional skincare stores. We will connect three key groups in this business: stores, professionals in functional skincare, and consumers.

Xiamen Chunshang’s current product offerings include essence, serum, collagen and prebiotics solid beverage. Through its wholly owned subsidiary, Xiamen Chunshang, the Company has acquired trademarks, entered into cooperation agreement with a research company, entry into letters of intent with four distributors, and hired of two skincare product engineers. As of the date of this annual report, we entered into certain trademark transfer agreements to acquire trademarks of “MQIANS”, “Chunran”, “秘莳”, and “纯然时代” from Guangzhou Meixing Health Information Group Co., Ltd. (“Guangzhou Meixin”); and trademarks “艾姝俪Aishuli”, “后小白HOUXIAOBAI” and “施华舒SHIHUASHU” from Guangzhou Shiji Shengxin Biotechnology Co., Ltd, (“Guangzhou Shengxin”).

Our services encompass technical training in functional skincare, sales training, and product offerings.

Research and Development

Our company is dedicated to advancing the skincare industry through strategic research and development. We aim to our R&D capabilities with the two following approaches:

Firstly, we plan to enter into cooperation agreements with third parties to develop functional skincare formulations. The standard form of cooperation agreements will provide that the third party engaged by us shall be responsible for the comprehensive work on product research and development includes, but is not limited to, formula development, trial production, testing, and market preparation. We will provide funds for the research and development of the formula throughout the whole process. Secondly, we are considering possible acquisition of certain research institutions to have in our in-house product development department. This will allow us to bring a dedicated team of experts and researchers in-house, providing greater control over the development process and facilitating the creation of cutting-edge skincare products.

These strategies are aimed at ensuring our product offerings remain at the forefront of the industry, leveraging both external partnerships and internal resources to drive innovation and address the evolving needs of our customers.

In September 2024, Xiamen Chunshang entered into an agreement with Meixing Biology Research Institute (Xiamen) Co., Ltd. to jointly develop light therapy anti-aging skincare product for skin cell rejuvenation through the sharing of resources, technology, and expertise. We agreed to provide RMB 15 million (US$2,100,000) for the expenses of the research and development and providing market information; and Meixing Biology is responsible for product development, including but not limited to formula development, trial production, testing, and market preparation. Xiamen Chunshang and Meixing Biology entered into a supplemental agreement on September 18, 2024, pursuant to which, Meixing Biology agreed not to commercialize any intellectual property generated thereof within three years after the product is launched and enters mass production. Xiamen Chunshang agreed that, if the cumulative revenue generated from the product reaches RMB 30 million within three years of its launch and mass production, Xiamen Chunshang will allocate 10% of its profits to Meixing Biology, and in return, Xiamen Chunshang agreed that all intellectual property rights arising from the project shall be owned by Xiamen Chunshang.

On June 25, 2025, Xiamen Chunshang entered into a functional skincare products research and development service agreement with Guangdong Daao Biotechnology Research Institute Co., Ltd. on June 25, 2025 to develop skincare product formulations with properties targeting anti-aging, skin brightening, and sensitivity reduction, with a total consideration of approximately US$3.5 million.

Xiamen Chunshang entered into two patents transfer agreements with Meixing Biotechnology Research Institute Co., Ltd. on May 20, 2025 and June 30, 2025, respectively, to acquire a total of six skincare formulations or products with a consideration of approximately US$1.46 billion. The target patents are currently in the process of being transferred through government registration procedures, and the transfer is expected to be completed in November 2025.

3

Sales and Distribution

Through Xiamen Chunshang, we sell our products to the distributors at a wholesale price with a discount for repurchase. Our revenues of the functional skincare business mainly consists of (i) wholesale purchase price and (ii) training fees, which we charge for the training workshops where experienced distributors and professionals in the skincare industry teach about the customer development skills, sales strategies and instructions for using our functional skincare products.

Xiamen Chunshang entered into letters of intent with four distributors, pursuant to which Xiamen Chunshang authorizes each distributor as the exclusive distributor in four different provinces in China. The letters of intent are valid for one year starting on January 1, 2025 and include minimum sales targets. If these targets are not met within the year, Xiamen Chunshang reserves the right to terminate the letter. If the annual order amount reaches RMB 8 million, Xiamen Chunshang will grant that distributor an additional 3% commission on the total amount paid by the distributor for orders. If the annual order amount reaches 12 million RMB or more, Xiamen Chunshang will grant that distributor an additional 2% commission on the total amount paid by the distributor for orders. In addition, Xiamen Chunshang enters into quality guaranty and price control agreements with its distributors, pursuant to which, Xiamen Chunshang guarantees that the products and packages are in compliance with the regulatory requirements and Xiamen Chunshang provides suggested and the minimum retail prices for each product. Distributors agree not to sell the products at a price lower than the agreed minimum retail price.

Marketing

Our sales and marketing strategy focuses on in person launch events to facilitate business development and attract new distributors and partners. These events primarily target second- and third-tier cities within China. Our marketing efforts are tailored to address the specific needs and opportunities in these targeted cities, ensuring that our approach resonates with local market dynamics and maximizes our outreach. These in person launch events serve as a key component of our business development promotion strategy. By organizing these events in various cities, we aim to build brand awareness, engage directly with potential distributors and skincare professionals, and showcase our product offerings in an impactful and personalized manner.

We believe that social media will be the engine that fuels our next stage of growth. The increase in sales of our functional skincare products is directly related to the increase in new customers and consequently, product consumption. We believe that new customers are often swayed by social media messages of the benefits of consuming our functional skincare products and the ease of obtaining these products by ordering them from our Website. As such we have made a concerted effort to utilize social media to increase awareness of our Company and its offerings.

We use information technology to track operations-related data indicators, including but not limited to daily, weekly and monthly sales, new registered users, new user orders and amounts, number of active users and their orders, single product sales amounts and sales performance rankings, etc. Such information is, however, discrete and localized and not used to assess our performance as a whole.

Manufacture

We rely on third-party manufacturers to produce our products. The engagement will specify that the third-party manufacturers engaged by us shall be responsible for the comprehensive manufacturing of the products including, but not limited to, the sourcing of product ingredients, the development of product formulation, and the procurement of raw materials, and should also be responsible for coordinating and organizing the production and assembly other parties, and delivering complete sets of boxed products. The manufacturers should conduct internal inspections to ensure that each batch of products meets national standards.

Quality Control

We are consumer-focused and committed to the highest standards of product safety and quality. Xiamen Chunshang has implemented a comprehensive quality control framework that spans supply chain onboarding, warehousing, channel oversight, and after-sales support.

4

A quality control team—reporting directly to Xiamen Chunshang’s head of quality and safety department—oversees this framework. The team operates separately from commercial functions and is responsible for executing the following core functions:

Supplier and Product Compliance

●	Onboarding Oversight: Xiamen Chunshang conducts rigorous qualification reviews of new suppliers and brand partners, ensuring all manufacturers hold valid cosmetics production licenses and that all products are duly registered or filed with regulatory authorities.

●	Initial Product Testing: For any new product procured (i.e., “first-time purchase products”), third-party labs are engaged to conduct random batch testing, targeting contaminants such as heavy metals and microbial agents. Current testing coverage is approximately 90%.

●	Annual Surprise Inspections: Xiamen Chunshang commissions independent blind testing of 100% of listed SKUs each year, with results archived for at least three years.

●	Dynamic Risk Rating: Suppliers are continuously evaluated based on testing pass rates and customer complaint frequency, enabling tiered risk management.

Warehousing and Logistics Compliance

●	Environmental Controls: Warehousing facilities are climate-controlled (maintained at 24°C ± 2°C), with temperature and humidity logs recorded three times daily. Cold-chain products are stored using industry-standard refrigeration equipment.

●	Shelf-Life Monitoring: Products approaching expiry (within 90 days) are automatically flagged by the Company’s logistics system and removed from distribution.

●	Full Traceability: Xiamen Chunshang utilizes item-level digital tracking (e.g., RFID or QR codes) to maintain complete traceability from supplier to end consumer.

Channel Governance and Risk Mitigation

●	Marketing Compliance: All product marketing content is subject to diligent legal review. Claims that imply therapeutic or medical effects are strictly prohibited under PRC advertising laws and internal policy.

●	Price and Distributor Oversight: Xiamen Chunshang enforces price and sales channel compliance through quality assurance agreements. Any distributor found engaging in unauthorized pricing tactics or bundling practices is subject to immediate contract termination.

●	Digital Audit Trails: Online product page edits are recorded and archived for three years, enabling regulatory traceability and internal audit readiness.

After-Sales Quality Management

●	Rapid Recall Protocol: If a quality issue is identified, Xiamen Chunshang notify all of its distributors within 72 hours across all retail channels.

●	Consumer-Centric Compensation: Xiamen Chunshang provides timely compensation to consumers before pursuing claims against responsible parties.

●	Data-Driven Quality Feedback: Customer complaint data is analyzed monthly to identify trends and root causes, driving product or packaging improvements in partnership with suppliers.

5

Competitive Advantages

We believe we will be able to possess robust capabilities throughout the supply chain of our functional skincare business. First, we plan to cooperate with company with expertise in formula development and recruit experienced professionals for our product research and development. We will also work with credible third party manufactures to deliver high-quality offerings. Second, we aim to establish a network of distributor for our functional skincare products, focusing in the second and third tier cities in China. Third, we also plan to provide support and training for our distributors, as well as staff in beauty and skincare stores to enhance their ability to effectively market and showcase our products.

We believe the above mentioned advantages will strengthen our position in the market and supports our goal of delivering high-quality products to the customers.

Growth Strategies

We plan to expand our partnership with research institutions to develop new functional skincare formulas and products. We also seek to develop a network of distributors in the second and third tier cities in China, then organically develop new channels of distribution and new sales relationships across the country.

Competition

We will face competition from both established multinational and domestic brands, as well as from smaller niche players in the PRC market and the global beauty sector. Notable competitors such as Winona, Pechoin, and Chando, each with franchisees nationwide, will continue to present significant challenges. These competitors are expected to maintain their advantages due to their longer operating histories, higher market shares, and established brand recognition, which may affect our ability to gain visibility and credibility among consumers.

Furthermore, larger and more established companies will likely benefit from economies of scale, enabling them to produce goods at lower costs per unit. This cost advantage will pose pricing challenges for us, making it difficult to compete on price while ensuring profitability.

We plan to differentiate ourselves through perceived value by focusing on factors such as pricing and innovation, product efficacy, customer service, promotional activities, advertising, special events, new product introductions, e-commerce initiatives, and direct sales. However, predicting the timing, scale, and effectiveness of our competitors’ future strategies, as well as the impact of new market entrants, will remain a challenge.

Seasonality

We do not expect that our functional skincare business will be subject to seasonal variations.

Prior to December 2024 when we terminated the VIE arrangements, we had two business lines, one was the SMS business, operated by Code Beating; another was the online and mobile commerce for food products, operated by Meiwu Shenzhen and its subsidiaries. The SMS business was operated by Code Beating. For the year ended December 31, 2024, SMS business did not generate any revenue, and the online and mobile commerce business generated 54.6% of our total revenue. For the years ended December 31, 2023, SMS business generated 77.1% of our total revenue, and the online and mobile commerce business generated 22.9% of our total revenue. For the years ended December 31, 2022, SMS business generated 80.5% of our total revenue, and the online and mobile commerce business generated 19.5% of our total revenue.

Proposed Bitcoin Treasury Strategy

As part of our overall business development and long-term value creation objectives, we intend to allocate a portion of the net proceeds from this Offering toward establishing a bitcoin treasury position. We currently plan to use approximately 50% of the net proceeds to acquire bitcoin over time. Our existing operations do not currently involve the sale, custody, mining, development or facilitation of any digital assets. We believe that, given bitcoin’s unique characteristics as a scarce digital asset with a decentralized network and a global trading market, maintaining a bitcoin position may serve as a potential long-term store of value and a means to diversify our corporate cash holdings beyond traditional financial instruments.

6

We plan to adopt an internal framework to guide the management and liquidity planning of any bitcoin holdings acquired under our proposed treasury strategy. The objective of this framework is to help us monitor liquidity needs and potential risks associated with digital asset holdings, and to support our ability to meet operational requirements under varying market conditions. Under this framework, we expect to categorize bitcoin holdings into three internal tiers reflecting different purposes and liquidity profiles: immediate liquidity reserves (approximately 20%–30%) for short-notice cash needs; tactical liquidity reserves (approximately 40%–50%) for routine management and strategic adjustments; and strategic long-term reserves (approximately 30%–40%) intended for longer-term holding. Our CFO or a special committee designated by our Board would initiate any liquidation of our bitcoin holdings and determine the appropriate tier and amount based on operational cash needs or potential strategic opportunities. Any conversion decisions are expected to be executed with attention to prevailing market conditions, and actual outcomes may differ materially from our current internal guidance.

Subject to our maintaining sufficient working capital to support our operations and assuming we do not identify any material short-term liquidity needs, we expect to make purchases of bitcoin if and when the market price of bitcoin is around $110,000 per bitcoin or below, although there can be no assurance that such price levels will occur or that we will be able to make purchases on the terms we anticipate. We may also consider purchases at price levels modestly above this threshold, but we do not expect to make purchases at prices exceeding $115,000 per bitcoin. Any purchases would be conducted in multiple tranches, and we would determine the timing and size of each tranche based on then-prevailing market conditions, liquidity considerations and other factors deemed relevant by management. Our objective, which may change based on market developments, is to maintain an average cost basis of less than approximately US$115,000 per bitcoin for any bitcoin acquired. We presently expect to allocate approximately $20 million to this strategy. We also plan to adopt a structured strategy to manage our cryptocurrency positions. Profits may be realized in phases as prices increase above the cost basis, while losses are limited through phased and hard stop liquidation if prices decline. Limit and stop-loss orders are set in advance on the trading platform, and the cost basis and corresponding target exit prices are recorded for each position.

In addition, from time to time, subject to market conditions, we may consider (i) issuing debt or equity securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase bitcoin and (ii) acquiring bitcoin with our liquid assets that exceed working capital requirements. We intend to fund further bitcoin acquisitions primarily through issuances of Ordinary Shares and other securities, including debt, convertible notes and preferred shares.

This overall strategy also contemplates that we may (i) enter into additional capital raising transactions that are collateralized by our bitcoin holdings, and (ii) consider pursuing strategies to create income streams or otherwise generate funds using our bitcoin holdings.

We plan to hold our bitcoin with regulated custodians that have duties to safeguard our private keys. Our bitcoin holdings may be concentrated with a single custodian from time to time. We expect to seek diversification in the custody of our bitcoin as the extent of potential risk of loss is dependent, in part, on the degree of diversification.

7

Intellectual Property

Our business is dependent on a combination of protections provided by trademarks. As of the date of this annual report, Xiamen Chunshang has 27 trademarks in the PRC.

	Trademark	Registration Number	Valid Until
1		39163254	March 20, 2030
2		37807263	January 13, 2030
3		37828842	January 20, 2030
4		37807235	January 13, 2030
5		37811597	January 13, 2030
6		37828423	January 13, 2030
7		38571358	February 6, 2030
8		33206726	June 13, 2029
9		75039745	June 27, 2034
10		71264053	October 6, 2033
11		71265559	October 6, 2033
12		71244598	October 6, 2033
13		66806757	August 13, 2033
14		67327192	March 13, 2033
15		66763734	February 13, 2033
16		75934470	June 13, 2034
17		74482278	March 27, 2034
18		71110886	October 20, 2033
19		75037274	April 13, 2034
20		66772252	February 20, 2033
21		70993131	October 6, 2033
22		70983676	October 6, 2033
23		70980158	October 6, 2033
24		75946022	September 6, 2034
25		66763730	February 13, 2033
26		75934473	June 13, 2034
27		66781874	February 13, 2033

8

Cybersecurity

The Cybersecurity Law, as adopted by the National People’s Congress on November 7, 2016, has come into force on June 1, 2017. Regarded as the fundamental law in the area of cybersecurity in China, the Cybersecurity Law regulates network operators and others from the following perspectives: the principle of Cyberspace sovereignty, security obligations of network operators and providers of network products and services, protection of personal information, protection of critical information infrastructure, data use and cross-border transfer, network interoperability and standardization. Network operators shall, according to the requirements of the rules for graded protection of cybersecurity, fulfill security protection obligations, so as to ensure that the network is free from interference, damage or unauthorized access, and prevent network data from being divulged, stolen or falsified. In addition, any network operator to collect personal information shall follow the principles of legitimacy, rationality and necessity and shall not collect or use any personal information without due authorization of the person whose personal information is collected. Each individual is entitled to require a network operator to delete his or her personal information if he or she finds that collection and use of such information by such operator violate the laws, administrative regulations or the agreement by and between such network operator and such individual; and is entitled to require any network operator to make corrections if he or she finds errors in such information collected and stored by such network operator. Such network operator shall take measures to delete the information or correct the error.

On December 28, 2021, the CAC and other 12 regulatory authorities jointly revised and promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022 and replaced the Measures for Cybersecurity Review promulgated in 2020. The Cybersecurity Review Measures stipulates that (i) critical information infrastructure operators purchasing network products and services and network platform operators carrying out data processing activities, which affect or may affect national security, are subject to the cybersecurity review by the Cybersecurity Review Office, and (ii) network platform operators holding personal information of more than one million users seeking for listing in a foreign country must apply for the cybersecurity review. In addition, the relevant PRC governmental authorities may conduct a cybersecurity review against the operators if the authorities believe that network products, services or data processing activities of such operators affect or may affect national security.

The Standing Committee of the National People’s Congress (the “SCNPC”) promulgated the PRC Data Security Law on June 10, 2021, which came into effect on September 1, 2021. According to the PRC Data Security Law, data collection shall be conducted in a legitimate and proper manner, while theft or illegal collection of data shall be prohibited. In addition, enterprises conducting data processing activities shall establish and improve their data security management systems, organize data security training and adopt corresponding technical measures and other necessary measures to guard data security. The State shall establish a data security system to administer data protection at different levels and by different categories, and impose specific compliance obligations on processors of important data, including specifying the person and institution of data security protection responsibilities, conducting regular risk assessment, fulfilling the regulatory requirements for transmitting important data overseas. Any organization or individual carrying out data processing activities that violates the PRC Data Security Law shall bear the corresponding civil, administrative or criminal liability depending on specific circumstances. Where the national core data management system is violated, which endangers national sovereignty, security, and development interests, the relevant competent authority shall impose a fine ranging from RMB2 million to RMB10 million, and order suspension of the related business, suspension of business for rectification, revocation of the related business permit or business license according to the circumstance.

On September 24, 2024, the State Council issued the Regulations on the Security Management of Network Data, which provides that network data handlers carrying out network data processing activities that affect or may affect national security shall undergo a national security review in accordance with relevant state regulations.

9

Privacy groups and government bodies have increasingly scrutinized the ways in which companies link personal identities and data associated with particular users with data collected through the internet, and we expect such scrutiny to continue to increase. We have adopted policies, procedures and guidelines to comply with these laws and regulations and protect the personal privacy of our customers and the security of their data. Our board of directors has general oversight power over cybersecurity issues and delegates the daily supervision responsibility to our chief executive officer, Mr. Zhichao Yang. The head of our IT department directly reports cybersecurity status to Mr. Yang, and in case of a cybersecurity incident, Mr. Yang will report the incident to our board of directors to take appropriate and timely measures in response to the incident. See “Item 3. Key Information - D. Risk Factors—Risks Relating to Our Business and Industry—Our business generates and processes a large amount of data, which subjects us to governmental regulations and other legal obligations related to privacy, information security and data protection. Any improper use or disclosure of such data by us, our employees or our business partners could subject us to significant reputational, financial, legal and operational consequences” in our Annual Report.

Market Outlook

Functional Skincare Business Industry in China

The functional skincare industry is dedicated to the research, development, production, and distribution of skincare products with targeted efficacy (e.g., brightening, anti-aging, acne treatment, and sensitive skin repair). Its core value proposition lies in addressing specific dermatological concerns through the incorporation of highly active ingredients, supported by rigorous clinical validation to ensure safety and efficacy.

The industry is projected to achieve a compound annual growth rate (“CAGR”) of approximately 5% over the next five years. China has emerged as a pivotal growth market, with its market size exceeding RMB 48 billion (approximately USD 6.6 billion) in 2024, reflecting a remarkable five-year CAGR of 25.25%.

Evolving consumer preferences, particularly the heightened focus on ingredient transparency and product efficacy, are driving R&D innovation. Notably, 58.8% of Chinese consumers prioritize ingredient composition when making purchasing decisions, underscoring the market’s demand for scientifically validated formulations.

Beauty Training Service Industry in China

The beauty training service industry in China covers vocational education in sub-sectors such as makeup techniques, styling design, skin management, and medical aesthetic technology, aiming to provide professional skilled talents for the beauty industry. Its service targets include individual consumers, professional practitioners, and vertical fields such as film and television and wedding planning. The industry has a strong educational attribute and career development orientation. The course forms have diversified from offline practical operation to online live teaching, and AR/VR technology is gradually integrated to enhance the training experience.

The market size of light medical aesthetics in China may reach the level of hundreds of billions by 2025, which will give rise to the demand for compound talents and require the support of beauty training services. The government encourages the development of vocational education and strengthens industry norms to promote the improvement of the vocational qualification certification system. Meanwhile, the market has introduced intelligent devices and digital tools (such as simulation cabin practical operation and AI makeup teaching) to enhance the efficiency and safety of training.

10

Emerging Growth Company Status

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act enacted on April 5, 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” and “say-when-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation. Under the JOBS Act, we will remain an emerging growth company until the earliest of:

●	the last day of the fiscal year during which we have total annual gross revenues of $1.235 billion or more;
●	the last day of the fiscal year following the fifth anniversary of the date of the first sale of our ordinary shares;
●	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or
●	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934 (the “Exchange Act”) (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter).

The JOBS Act also provides that an emerging growth company may utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. However, we are choosing to “opt out” of such extended transition period, and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for companies that are not emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Corporate Information

Our principal executive offices are located at Unit 304-3, No. 19, Wanghai Road, Siming District, Xiamen, Fujian, China 361000. Our phone number at this address is +86-755-85250400. Our agent of service is Puglisi & Associates with its principal office at 850 Liberty Avenue, Suite 204, Newark, DE 19711. Our website is at www.wnw108.com.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our main website is at www.wnw108.com. The information contained on our website is not a part of this prospectus.

11

RISK FACTORS

Investment in our ordinary shares involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” describe in our registration statement on Form F-1 (File No. 333-291618), initially filed with the SEC on November 18, 2025, as amended from time to time, and “Item 3. Key Information — D. Risk Factors” described in our Annual Report, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

12

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development and commercialization of our projects and the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

13

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

14

DESCRIPTION OF SHARE CAPITAL

Our ordinary shares (“Ordinary Shares”) are listed and traded on the Nasdaq Capital Market, and in connection therewith, the Ordinary Shares are registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”).

The following is a summary of material provisions of our currently effective amended and restated memorandum and articles (the “Memorandum and Articles of Association”) as well as the BVI Business Companies Act, as amended from time to time (the “BVI Act”) insofar as they relate to the material terms of our Ordinary Shares. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entirety of our Memorandum and Articles of Association, filed as Exhibit 3.1 to this prospectus.

Type and Class of Securities

Our Company is authorized to issue an unlimited number of Ordinary Shares with no par value. As of the date of this prospectus, there are 15,643,353 Ordinary Shares  issued and outstanding. Our Ordinary Shares may be held in either certificated or uncertificated form.

Preemptive Rights

Our Ordinary Shares are not subject to any pre-emptive or similar rights under the BVI Act or pursuant to our Memorandum and Articles of Association.

Limitations or Qualifications

Not Applicable.

Rights of Other Types of Securities

Not Applicable.

Rights of Ordinary Shares

Ordinary Shares

Our Company is authorized to issue an unlimited number of Ordinary Shares with no par value. As of the date of this prospectus, there are 15,643,353 Ordinary Shares  issued and outstanding.

Distributions

Shareholders holding Ordinary Shares in our Company are entitled to receive such dividends as may be declared by our board of directors subject to the BVI Act and the Memorandum and Articles of Association.

Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with our Memorandum and Articles of Association. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each share that such shareholder holds.

Calls on shares and forfeiture of Shares

Our board of directors may, on the terms established at the time of the issuance of such shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, or by any recognized stock exchange on which our securities are listed.

Transfer of Shares

Subject to any applicable restrictions or limitations arising pursuant to (i) our Memorandum and Articles of Association; or (ii) the BVI Act, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in any other form which our directors may approve (such instrument of transfer being signed by the transferor and containing the name and address of the transferee). The BVI Act also provides that the shares of the Company, whilst listed on a recognized exchange such as the NYSE or Nasdaq, may be transferred without the need for a written instrument of transfer if the transfer is carried out within the laws, rules, procedures and other requirements applicable to shares registered on the recognized exchange and subject to the Company’s Memorandum and Articles of Association and the Listed Companies and Funds Regulations of the British Virgin Islands. There are currently no provisions of the BVI Listed Companies and Funds Regulations in force that would affect this. Our Memorandum and Articles of Association also (save as otherwise provided therein) provide that shares may be dealt with by means of a system utilized for the purposes of holding and transferring of shares in uncertificated form.

15

Liquidation

As permitted by the BVI Act and our Memorandum and Articles of Association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets exceed our liabilities and we are able to pay our debts as they fall due. We also may be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Requirements to Change the Rights of Holders of Ordinary Shares

Variation of Rights Attaching to Shares.

All or any of the rights attached to any class of shares may, subject to the provisions of the BVI Act, be varied only with the consent in writing of, or pursuant to a resolution passed at a meeting by the holders of more than 50% of the issued shares of that class.

Limitations on the Rights to Own Ordinary Shares

There are no limitations under the BVI Act or imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares.

Provisions Affecting Any Change of Control

Anti-Takeover Provisions

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable. Under the BVI Act there are no provisions, which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our Memorandum and Articles of Association also do not contain any express prohibitions on the creation and issuance of any preferred shares. Therefore, provided a class of preferred shares has been created in our Memorandum and Articles of Association, the directors without the approval of the holders of Ordinary Shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors in the exercise of their powers granted to them under our Memorandum and Articles of Association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our Company.

16

Ownership Threshold

There are no provisions under the BVI Act applicable to us or under our Memorandum and Articles of Association that govern the ownership threshold above which shareholder ownership must be disclosed.

Differences Between the Law of Different Jurisdictions

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated under the Delaware General Corporation Law in the United States and their shareholders.

Mergers and Similar Arrangements

The BVI Act provides for mergers as that expression is understood under US corporate law. Common law mergers are also permitted outside of the scope of the BVI Act. Under the BVI Act, two or more companies may either merge into one of such existing companies, or the surviving company, or consolidate with both existing companies ceasing to exist and forming a new company, or the consolidated company. The procedure for a merger or consolidation between the Company and another company (which need not be a BVI company, and which may be the Company’s parent, but need not be) is set out in the BVI Act. The directors of the BVI company or BVI companies which are to merge or consolidate must approve a written plan of merger or consolidation which must also be authorized by a resolution of members (and the outstanding shares of every class of shares that are entitled to vote on the merger or consolidation as a class if the memorandum articles of association so provide or if the plan of merger or consolidation contains any provisions that, if contained in a proposed amendment to the memorandum and articles of association, would entitle the class to vote on the proposed amendment as a class) of the shareholders of the BVI company or BVI companies which are to merge. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The Company must then execute articles of merger or consolidation, containing certain prescribed details. The plan and articles of merger or consolidation are then filed with the Registrar of Corporate Affairs in the BVI, or the “Registrar”. If the surviving company or the consolidated company is to be incorporated under the laws of a jurisdiction outside BVI, it shall file the additional instruments required under Section 174(2)(b) of the BVI Act. The Registrar then (if she is satisfied that the requirements of the BVI Act have been complied with) registers, in the case of a merger, the articles of merger and any amendment to the memorandum and articles of association of the surviving company and, in the case of a consolidation, the memorandum and articles of association of the new consolidated company and issues a certificate of merger or consolidation (which is conclusive evidence of compliance with all requirements of the BVI Act in respect of the merger or consolidation). The merger or consolidation is effective on the date that the articles of merger or consolidation are registered by the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation but if the surviving company or the consolidated company is a company incorporated under the laws of a jurisdiction outside the BVI, the merger or consolidation is effective as provided by the laws of that other jurisdiction.

As soon as a merger or consolidation becomes effective (inter alia), (a) the surviving company or consolidated company (so far as is consistent with its amended memorandum and articles, as amended or established by the articles of association of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its amended memorandum and articles of association are contained in the articles of merger; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vests in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any shareholder, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger or consolidation by or against a constituent company, or against any shareholder, director, officer or agent thereof, are abated or discontinued by the merger or consolidation, but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the shareholder, director, officer or agent thereof, as the case may be, or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company but if the surviving company or the consolidated company is incorporated under the laws of a jurisdiction outside the BVI, the effect of the merger or consolidation is the same as noted previously except in so far as the laws of the other jurisdiction otherwise provide.

17

The Registrar shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation (save that this shall not apply to a foreign company).

If the directors determine it to be in the best interests of the Company, it is also possible for a merger to be approved as a court approved plan of arrangement or as a scheme of arrangement in accordance with (in each such case) the BVI Act. The convening of any necessary shareholders meetings and subsequently the arrangement must be authorized by the BVI court. A scheme of arrangement requires the approval of 75% of the votes of the shareholders or class of shareholders, as the case may be. If the effect of the scheme is different in relation to different shareholders, it may be necessary for them to vote separately in relation to the scheme, with it being required to secure the requisite approval level of each separate voting group. Under a plan of arrangement, a BVI court may determine what shareholder approvals are required and the manner of obtaining the approval.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands Law. These are summarized below:

Prejudiced Members

A shareholder who considers that the affairs of the Company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the Company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the BVI Court regulate the future conduct of the Company, or that any decision of the Company which contravenes the BVI Act or our Memorandum and Articles of Association be set aside.

Derivative Actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the BVI Court, bring an action in the name of the company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The BVI Court may only grant permission to bring a derivative action where the following circumstances apply:

●	the company does not intend to bring, diligently continue or defend or discontinue proceedings; and

●	it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

●	whether the shareholder is acting in good faith;

●	whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;

●	whether the action is likely to proceed;

●	the cost of the proceedings in relation to the relief likely to be obtained; and

●	whether an alternative remedy is available.

18

Just and Equitable Winding Up

In addition to the statutory remedies outlined above, shareholders can also petition the BVI Court for the winding up of a company under the BVI Insolvency Act, 2003 (as amended) for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of Directors and Executive Officers and Limitation of Liability

Our Memorandum and Articles of Association provide that, subject to certain limitations, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of our Memorandum and Articles of Association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Memorandum and Articles of Association

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable. Under the BVI Act, there are no provisions which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our Memorandum and Articles of Association also do not contain any express prohibitions on the creation and issuance of any preferred shares. Therefore, provided a class of preferred shares has been duly authorized and created and our Memorandum and Articles of Association (as further amended and restated) are filed with the Registrar, the directors without the approval of the holders of ordinary shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors in the exercise of their powers granted to them under our Memorandum and Articles of Association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our Company.

19

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances.

Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute including, among others, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our Memorandum and Articles of Association. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Pursuant to the BVI Act and our Memorandum and Articles of Association, a director of the Company who has an interest in a transaction and who has declared such interest to the other directors, may:

●	(a) vote on a matter relating to the transaction;

●	(b) attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

●	(c) sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of the company at a meeting may also be taken by a resolution of members consented to in writing.

20

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our Memorandum and Articles of Association allow our shareholders holding 30% or more of the votes of the issued and outstanding voting shares to requisition a shareholders’ meeting. There is no requirement under British Virgin Islands law to hold shareholders’ annual general meetings, but our Memorandum and Articles of Association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the British Virgin Islands law, our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, directors can be removed from office, with or without cause, by a resolution of shareholders. Directors can also be removed from office with cause by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions With Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute and our Memorandum and Articles of Association fails to expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of the shareholders or directors, provided that the directors have made a declaration of solvency that the company is able to discharge its debts as they fall due and that the value of the company’s assets exceed its liabilities.

21

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class. For these purposes the creation, designation or issue of preferred shares with rights and privileges ranking in priority to an existing class of shares is deemed not to be a variation of the rights of such existing class and may in accordance with our Memorandum and Articles of Association be effected by resolution of directors without shareholder approval unless the terms of the existing class expressly provide that such an action will amount to a variation.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our Memorandum and Articles of Association may be amended by a resolution of shareholders or by resolution of directors, save that no amendment may be made by resolution of directors (i) to restrict the rights or powers of the shareholders to amend the Memorandum and Articles of Association, (ii) to change the percentage of shareholders required to pass a resolution of shareholders to amend the Memorandum and Articles of Association, (iii) in circumstances where the Memorandum and Articles of Association cannot be amended by the shareholders, or (iv) to clauses 7, 8, 9 or 12 of our memorandum of association. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act (as revised). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Changes in Capital

Subject to the BVI Act and our Memorandum and Articles of Association, we may from time to time by resolution of our board of directors or resolution of members (as may be appropriate):

●	amend our memorandum to increase or decrease the maximum number of Ordinary Shares we are authorized to issue;

22

●	divide our authorized and issued Ordinary Shares into a larger number of Ordinary Shares;

●	combine our authorized and issued Ordinary Shares into a smaller number of Ordinary Shares; and

●	create new classes of shares with preference to be determined by resolution of the board of directors to amend the memorandum and articles to create new classes of shares with such preferences at the time of authorization.

Preferred Shares

As all our current authorized share capital is designated as Ordinary Shares, a resolution of directors or shareholders resolution will be needed to amend the Company’s Memorandum and Articles to alter its authorized share capital if the Company decides to issue preferred shares and following such amendment to the Company’s memorandum and articles of association, a copy must be filed with the Registrar of Companies of the British Virgin Islands. After such resolution and amendment to the Company’s memorandum and articles of association in accordance with and following filing of the amended and restated memorandum and articles of association with the Registrar of Companies of the British Virgin Islands, the Board is empowered to allot and/or issue (with or without rights of renunciation), grant options over, offer or otherwise deal with or dispose of any unissued shares of the Company (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the Board may decide and they may allot or otherwise dispose of them to such persons (including any director of the Board) on such terms and conditions and at such time as the Board may determine.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

23

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our Ordinary Shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and non-assessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms selected by the Board could decrease the amount of earnings and assets available for distribution to holders of our Ordinary Shares or adversely affect the rights and power, including voting rights, of the holders of our Ordinary Shares without any further vote or action by the shareholders. The rights of holders of our Ordinary Shares may be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

24

Description of Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

25

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

26

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares, preferred shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

27

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

28

Description of Warrants

We may issue warrants to purchase our Ordinary Shares, debt securities or any combination thereof. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

29

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Ordinary Shares, preferred shares or debt securities of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Ordinary Shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of Ordinary Shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Ordinary Shares purchasable upon exercise, if any.

30

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital - Ordinary Shares and Preferred Shares”, “Description of Debt Securities”, and “Description of Warrants” will apply to each unit and to any Ordinary Share, preferred share, debt securities, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

31

Description of Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

32

Transfer Agent and Registrar

Our transfer agent and registrar is Transhare Corporation, with its office located at 2849 Executive Drive, Suite 200, Clearwater, FL 33762.

NASDAQ Capital Market Listing

Our Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “WNW.”

33

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

34

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

35

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the U.S. federal securities laws and the laws of the State of New York, by Conyers Dill & Pearman to the extent governed by the laws of the British Virgin Islands, and by Beijing Dacheng Law Offices, LLP (Fuzhou) to the extent governed by the laws of P.R. China. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The audited consolidated financial statements for each year of the three years period ended December 31, 2024, 2023 and 2022 have been audited by Enrome LLP, an independent registered public accounting firm, as set forth in their reports thereon, and are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference, and are included in reliance upon such audit reports given on the authority of such firm as experts in accounting and auditing. The office of Enrome LLP is located at 143 Cecil Street #19-03/04, GB Building, Singapore 069542.

FINANCIAL INFORMATION

The consolidated financial statements for the years ended December 31, 2024, 2023 and 2022 are included in our Annual Report, filed on May 14, 2025, and are incorporated by reference into this prospectus.

36

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F, for the fiscal year ended December 31, 2024, filed with the SEC on May 14, 2025; and

(2)	the Company’s Current Reports on Form 6-K, filed with the SEC on September 12, 2025 and November 5, 2025.

(3)	the description of our Ordinary Shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-39803) originally filed with the Commission on December 14, 2020, including any amendment and report subsequently filed for the purpose of updating that description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at Unit 304-3, No. 19, Wanghai Road, Siming District, Xiamen, Fujian, China 361000, Attn: Zichao Yang, Tel: +86-755-85250400.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

37

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands as a business company and our affairs are governed by our amended and restated memorandum and articles of association and BVI Business Companies Act, Revised Edition 2020 (as amended), and the common law of the British Virgin Islands. We are incorporated under the laws of the British Virgin Islands because of certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The British Virgin Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. Additionally, British Virgin Islands companies may not have standing to sue in the Federal courts of the United States.

Substantially all of our assets are located in China. In addition, all of our directors and officers are nationals or residents of China and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Conyers Dill & Pearman, our counsel as to the laws of the BVI, has advised us that there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the federal securities laws of the United States or the securities law of any state in the United States. We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States (and the BVI is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the BVI would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI, and (f) there is due compliance with the correct procedures under the laws of the BVI. However, the BVI courts are unlikely to enforce a punitive judgment of a United States court predicated upon the civil liability provisions of the federal securities laws in the United States without retrial on the merits if such judgment is determined by the courts of the BVI to give rise to obligations to make payments that may be regarded as fines, penalties or punitive in nature.

Our PRC counsel, Beijing Dacheng Law Office, LLP (Fuzhou), has further advised us that the recognition and enforcement of foreign judgments are regulated under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. In addition, under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

38

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

39

Meiwu Technology Company Limited

$200,000,000

Ordinary Shares,

Preferred Shares,

Debt Securities,

Warrants,

Rights and

Units

PROSPECTUS

December 12, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The BVI Act limits the extent to which a company articles of association may provide for indemnification of any persons, such indemnification is, only permitted where the director acted honestly and in good faith and in what he believed to be in the best interests of the company, and in the case of indemnification for criminal proceedings, the person has no reasonable cause to believe that the conduct was unlawful. In addition, under common law, indemnification provisions may be void if held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our currently effective Memorandum and Articles of Association provide that we shall indemnify our directors, against all expenses, other than by reason of such indemnified person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the British Virgin Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
3.1	Memorandum and Articles of Association, currently in effect
4.1	Form of Warrant**
4.2	Form of Warrant Agreement**
4.3	Form of Unit Agreement**
4.4	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any#**
4.5	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any#**
4.6	Form of debt securities, if any**
5.1	Opinion of Conyers Dill & Pearman*
23.1	Consent of Enrome LLP*
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)*
24.1	Power of Attorney*
107	Filing Fee Table*

*	Filed herein
**	To be filed by amendment or as an exhibit to a filing with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in connection with the offering of securities to the extent required for any such offering.
#	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

II-1

Item 10 Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II-2

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on December 12, 2025.

Meiwu Technology Company Limited

By:	/s/ Zhichao Yang
Name:	Zhichao Yang
Title:	Chief Executive Officer

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Form F-3 registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ Zhichao Yang	Chief Executive Officer and Director	December 12, 2025
Zhichao Yang	(Principal Executive Officer)

/s/ Qiulan Li	Director	December 12, 2025
Qiulan Li

/s/ Zihao Liu	Chief Financial Officer	December 12, 2025
Zhihao Liu	(Principal Financial and Accounting Officer)

/s/ Changbin Xia	Chairman	December 12, 2025
Changbin Xia

/s/ Aiwei Luo	Independent Director	December 12, 2025
Aiwei Luo

/s/ Peiqun Lin	Independent Director	December 12, 2025
Peiqun Lin

/s/ Hanwu Yang	Independent Director	December 12, 2025
Hanwu Yang

/s/ Qiufei Chen	Chief Operation Officer and Director	December 12, 2025
Qiufei Chen

II-4

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in Newark, DE, on December 12, 2025.

Authorized U.S. Representative
Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director Puglisi & Associates

II-5